Mutual Contractual Release

DATE

June 26, 2011

PARTIES

Sentry Petroleum (Australia) Pty. Ltd.

ACN 130 631 953 (Sentry), a company duly incorporated in Australia, and with a registered office located at 38 Milson Street, South Perth WA 6151, Australia

Sino American Oil Company
(Sino), a company duly incorporated in Nevada, United States, and with a registered office located at 5190 Neil Road, Suite 430, Reno Nevada, 89502

RECITALS

A.

Sentry and Sino entered into an Option Agreement on March 14th, 2011.

B.

Each of Sentry and Sino agree to mutually terminate the Option Agreement and to release each other from all and any further liability under the Option Agreement, including the breakup fee, defined in the Option Agreement.

C.

Effective Immediately.

SIGNATURES

/S/ PAUL BOLDY

___________________________

Paul Boldy, CFO & Director

SENTRY PETROLEUM (Australia) PTY. LTD

/S/ RON HUGHES

___________________________

Ron Hughes, President, CFO & Director

SINO AMERICAN OIL COMPANY